UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14C
                                 (RULE 14C-101)

                  INFORMATION REQUIRED IN INFORMATION STATEMENT

                            SCHEDULE 14C INFORMATION

             INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE
               SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. 1)

Check the appropriate box:

     [X]  Preliminary Information Statement
     [_] Confidential, for Use of the Commission Only [as permitted by Rule 14c-5(d)(2)]
     [_]  Definitive Information Statement

                           SK Technologies Corporation
                  --------------------------------------------
                  (Name of Registrant As Specified in Charter)

Payment of Filing Fee (Check the appropriate box):

[X] No Fee required.

[_] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

     (1)  Title of each class of securities to which transaction applies:
     (2)  Aggregate number of securities to which transaction applies:
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
     (4)  Proposed maximum aggregate value of transaction:
     (5)  Total fee paid:

[_]  Fee paid previously with preliminary materials

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0- 11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:
     (2)  Form, Schedule or Registration Statement No.:
     (3)  Filing Party:
     (4)  Date Filed:

                           SK Technologies Corporation
                             500 Australian Ave. S.
                                    Suite 619
                            West Palm Beach, FL 33401

--------------------------------------------------------------------------------

RE: Notice of Action by Written Consent of Stockholders to be Effective May 11, 2004

Dear Stockholder:

     We are notifying our stockholders of record on April 8, 2004, that the holders of a majority of the voting power of SK Technologies Corporation, a Delaware corporation (the "Company"), have approved the following actions by written consent in lieu of a special meeting, to be effective May 11, 2004, or within ten (10) days thereof:

          1. An amendment to the Company's Certificate of Incorporation to increase the authorized shares of our Common Stock, $.001 par value, from 25,000,000 to 200,000,000 shares and to increase the authorized number of shares of Preferred Stock, $.001 par value, from 5,000,000 to 25,000,000, with the specific terms, conditions, limitations and preferences of the Preferred Stock to be determined by the Board of Directors without shareholder approval.

          2. A subdivision of the issued and outstanding common stock of the Company (a reverse split) at a ratio of one (1) share for each one hundred
     (100) shares of common stock issued and outstanding.

          3. To authorize an amendment to the Certificate of Incorporation to change the name of the Company on or before December 31, 2004, to a name to be selected by the Board of Directors in its discretion.

     WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

     An information statement containing a detailed description of the matters to be adopted by written consent in lieu of a special meeting of stockholders accompanies this notice. You are urged to read the information statement in its entirety for a description of the actions to be taken by the holders of a majority of the voting power of the Company.

     The Company will first mail this information statement to stockholders on or about April 19, 2004.

By Order of the Board of Directors

/s/ F. Peter Brewer
--------------------------
F. Peter Brewer, Sole Officer and Director

April 9, 2004

                           SK Technologies Corporation
                             500 Australian Ave. S.
                                    Suite 619
                            West Palm Beach, FL 33401

--------------------------------------------------------------------------------

                              INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

This Information Statement is being furnished to the stockholders of SK Technologies Corporation, a Delaware corporation (the "Company"), in connection with the adoption of the Actions outlined above by the holders of a majority of the Company's issued and outstanding shares of common stock, par value $0.001 per share ("Common Stock"). The Company's Board of Directors, on April 5, 2004, approved such Actions and recommended that the Actions be ratified and approved by our stockholders. The majority shareholders of the Company have consented in writing to the actions described above and such approval and consent is sufficient under the Delaware General Corporate Law and our by-laws to approve these actions. Accordingly, the above actions will not be submitted to our other stockholders for a vote and this information statement is being furnished to our other stockholders to inform them of the actions in accordance with the provisions of Section 228 of the Delaware General Corporation Law.

Executive Offices

Our principal executive offices have been relocated to 500 Australian Ave. S., Suite 619, West Palm Beach, FL 33401. Our telephone number is 561-651-4146.

                      OUTSTANDING SHARES AND VOTING RIGHTS

We propose to first send this Information Statement to our stockholders on or about April 19, 2004. The record date established by us for purposes of determining (i) our stockholders entitled to vote for or against the adoption of the Actions, (ii) the number of outstanding shares of our Common Stock, and
(iii) our stockholders entitled to receive this Information Statement, is April 8, 2004 (the "Record Date"). Persons who were not shareholders on such date will not be allowed to vote by consent.

As of the Record Date, there are 19,644,490 shares of the Company's Common Stock and 396,066 shares of Series B Preferred Stock issued and outstanding. Each share of Common Stock and each share of Series B Preferred Stock entitles the holder thereof to one (1) vote on all matters submitted to stockholders.

As of the Record Date, there are 793 shares of the Company's Series D Preferred Stock issued and outstanding. Each share of Series D Preferred Stock entitles the holder to one thousand (1000) votes per share on all matters submitted to stockholders.

                PRINCIPAL SHAREHOLDERS; MANAGEMENT SHARE HOLDINGS

On April 1, 2004, Starliner Systems Inc., a British Virgin Islands corporation ("Starliner"), made a cash payment to certain shareholders of the Company, in the amount of three hundred fifty thousand dollars ($350,000) in exchange for 14,870,920 shares of the Company's restricted Common Stock, transferred pursuant to Section 4(1) of the Securities Act of 1933, as amended. In the same transaction, Starliner also received 211,034 shares of the Company's outstanding Series B Preferred Stock and all 793 shares of the Company's outstanding Series D Preferred Stock. All of these shares were acquired from five existing shareholders of the Company, specifically Calvin S. Shoemaker, Melvin Goldberg, Dorothy Eweson, Roger Oesterling, and Sixth Avenue Associates LLC.

The purpose of this transaction was to effect a change of control of the Company to Starliner. As of the date of this filing, Starliner beneficially directly owns 75.7% of the issued and outstanding common stock of the Company.

On March 31, 2004, the Company's existing Board of Directors ratified and approved by unanimous written consent the appointment of F. Peter Brewer, President of Starliner, as an additional Director of the Company to serve until the next meeting of the shareholders at which Directors are elected. Immediately after the appointment of F. Peter Brewer as a Director of the Company, the remaining directors and/or officers of the Company, Calvin S. Shoemaker, Melvin
T. Goldberger, Gary S. Spirer and David H. Peipers, all tendered their resignations, which the Company then accepted. Mr. Brewer now serves as the sole Officer and Director of the Company.

Beneficial Ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. The following table sets forth Common Stock ownership information as of the Record Date with respect to (i) each person known to us to be the beneficial owner of more than 5% of our issued and outstanding Common Stock; (ii) each of our directors and executive officers; and
(iii) all of our directors and executive officers as a group. Unless otherwise indicated, the business address of each person listed is 500 Australian Ave. S., Suite 619, West Palm Beach, FL 33401.

Name and Address of             Title of     Amount and Nature of   Percent of
Beneficial Owner                 Class        Beneficial Owner         Class
--------------------------------------------------------------------------------
Starliner Systems Inc.          Common          14,870,920(3)             75.7%

Starliner Systems Inc.         Preferred           211,034(3)             53.3%
                               Series B (1)

Starliner Systems Inc.         Preferred               793(3)              100%
                               Series D (2)

F. Peter Brewer                   N/A                    0(3)                0%
--------------------------------------------------------------------------------
All officers and directors
as a group (1 person)             N/A                    0                0%

(1)  The shares of Series B Preferred Stock have one vote per share.
(2)  The 793 shares of Series D Preferred Stock have 1000 votes per share.
(3) Starliner Systems Inc. is wholly owned by Peabody Ltd., a Mauritius company, which is beneficially owned by Mercedes Travis, spouse of F. Peter Brewer.

                                 PROPOSAL NO. 1
     INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON AND PREFERRED STOCK

On April 5, 2004, our Board of Directors voted to ratify, approve and accept an amendment to the Company's Certificate of Incorporation to increase the authorized number of shares of our Common Stock, $.001 par value, from 25,000,000 to 200,000,000 shares and to increase the authorized number of shares of Preferred Stock, $.001 par value, from 5,000,000 to 25,000,000, with the specific terms, conditions, limitations, and preferences to be determined by the Board of Directors without shareholder approval, in accordance with 8 Delaware Code Section 151. The majority shareholders of the Company have consented in writing to this action. A copy of the proposed amendment to the Company's Certificate of Incorporation is attached as an exhibit hereto and incorporated by reference herein.

Increasing the number of authorized shares of Common and Preferred Stock will provide the Company with greater ability to raise additional capital, if needed, as well as facilitate possible future acquisitions.

The purpose of the increase is to enable us to have a sufficient number of shares of authorized and unissued common stock which can be issued for or in connection with such corporate purposes as may, from time to time, be considered advisable by the Board of Directors. Having such shares available for issuance in the future will give us greater flexibility and will allow such shares to be issued as determined by the Board of Directors without the expense and delay of a special stockholders' meeting to approve such additional authorized capital stock. The reverse split of the common stock (effectively reducing the current authorized shares of common stock to 250,000) and the subsequent increase in authorized shares of common stock to 200,000,000, will result in an 800% increase in the number of such authorized shares. The increase in the number of authorized shares of preferred stock to 25,000,000 represents an increase of 500% in the number of authorized preferred shares.

There are no current plans, proposals, or arrangements to issue the additional shares of common and preferred stock. The Company, however, intends to and is seeking and entertaining general proposals of acquisition candidates for potential merger with the Company. The purpose of such a transaction is to attempt to increase shareholder value and the additional authorized shares may be necessary to effect such a transaction or transactions.

                                 PROPOSAL NO. 2
                               REVERSE STOCK SPLIT

On April 5, 2004, our Board of Directors voted to ratify, approve and accept a subdivision of the issued and outstanding common stock of the Corporation (a reverse split) at a ratio of one (1) share for each one hundred (100) shares of common stock issued and outstanding. The majority shareholders of the Company have consented in writing to this action. This reverse split shall take effect at the close of business on May 11, 2004 ("Effective Date") for shareholders of record as of the close of business on May 11, 2004 (or a date within ten days thereof in the discretion of the Board of Directors or as soon thereafter as approved by NASD), effective at the close of business the same date. The split shall occur electronically on the books of the Company's transfer agent and at the time of deposit of the share certificates at any effected brokerage house and it shall not be necessary for current shareholders to exchange outstanding share certificates. Mechanically, the transfer agent effects the reverse immediately on the books of the Company's transfer agent as of the Effective Date. Existing certificates held by shareholders will continue to represent pre-split shares and the effect of the reverse will occur electronically.

Reasons for the Reverse Stock Split

The purpose of the reverse stock split is to increase the market price per share of our common stock. The Board believes that by giving effect to a reverse split, the resulting decrease in the number of shares outstanding is likely to improve the trading price of our common stock. In addition, the reduced number of issued and outstanding shares will enable the Company to attract new businesses through mergers and/or acquisitions.

Potential Risks of the Reverse Stock Split

If the Board does effect a reverse stock split, there can be no assurance that the bid price of our common stock will continue at a level in proportion to the reduction in the number of outstanding shares resulting from the reverse stock split and that the market price of the post-split common stock can be maintained. The market price of our common stock will also be based on our performance and other factors, many of which are unrelated to the number of shares outstanding. If the reverse stock split is effected and the market price of our common stock declines, the percentage decline as an absolute number and as a percentage of our overall capitalization may be greater than would occur in the absence of a reverse stock split. Furthermore, liquidity of our common stock could be adversely affected by the reduced number of shares that would be outstanding after the reverse stock split.

Potential Effects of the Reverse Stock Split

Pursuant to the reverse stock split, each holder of shares of our common stock, par value $0.001 per share, as of the Effective Date of the reverse stock split will become a holder of a lesser number of shares our common stock, par value $0.001 per share, after consummation of the reverse stock split.

Accounting Matters

The reverse stock split will not affect the par value of our common stock. As a result, on the effective date of the reverse stock split, the stated par value capital on our balance sheet attributable to our common stock will be reduced and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value per share of our common stock will be increased because there will be fewer shares of our common stock outstanding.

Effect on Authorized and Outstanding Shares

We are currently authorized to issue a maximum of 25,000,000 shares of common stock. As of the record date, there were 19,644,490 shares of our common stock issued and outstanding, or held as treasury shares. Although the number of authorized shares of common stock is not to change as a result of the reverse stock split, the number of shares of common stock issued and outstanding, or held as treasury shares, will be reduced to a number that will be approximately equal to the number of shares of our common stock issued and outstanding, or held as treasury shares, immediately prior to the effectiveness of the reverse stock split, divided by the ratio of the reverse.

With the exception of the number of shares issued and outstanding, or held as treasury shares, the rights and preferences of the shares of our common stock prior and subsequent to the reverse stock split will remain the same. Following the Effective Date of the reverse stock split, it is not anticipated that our financial condition, the percentage ownership of management, the number of our stockholders, or any aspect of our current business would materially change as a result of the reverse stock split.

The reverse stock split will be effected simultaneously for all of our common stock and the exchange ratio will be the same for all of our common stock. The reverse split will affect the preferred stock holders as of the Effective Date uniformly. The reverse stock split will also affect all of our stockholders uniformly and will not affect any stockholder's percentage ownership interests in the Company, except to the extent that the reverse stock split results in any of our stockholders owning a fractional share. See "Fractional Shares." Common stock issued and outstanding after the reverse stock split will remain fully paid and non-assessable.

Our common stock is currently registered under Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and as a result, we are subject to periodic reporting and other requirements. The proposed reverse stock split will not affect the registration of our common stock under the Exchange Act.

Increase of Shares of Common Stock Available for Future Issuance

As a result of the reverse stock split, there is normally a reduction in the number of shares of common stock issued and outstanding, or held as treasury shares, and an associated decrease in the number of authorized shares which would be unissued and available for future issuance after the reverse stock split. However, this condition will not exist in this case due to the Board of Directors' and shareholders' simultaneous action approving an increase in our authorized common stock to 200,000,000 shares. The increase in available shares could be used for any proper corporate purpose approved by the Board including, among other purposes, financing future transactions.

Potential Anti-Takeover Effect

Although the increased proportion of unissued authorized shares to issued shares could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in composition of our Board or contemplating a tender offer or other transaction for the combination of the Company with another company), the reverse stock split proposal is not being proposed in response to any effort of which we are aware to accumulate our shares of common stock or obtain control of us, nor is it part of a plan by management to recommend a series of similar amendments to our Board and stockholders. Other than the reverse stock split proposal, our Board does not currently contemplate recommending the adoption of any other amendments to our certificate of incorporation that could be construed to affect the ability of third parties to take over or change the control of the Company.

Fractional Shares

We will not issue fractional shares in connection with the reverse stock split. Instead, any fractional share that results from the reverse stock split will be rounded up to the next whole share. We are doing this so that we may avoid the expense and inconvenience of issuing and transferring fractional shares of our common stock as a result of the stock split. The shares do not represent separately bargained for consideration.

Certain Federal Income Tax Consequences

The following discussion summarizing certain federal income tax consequences is based on the Internal Revenue Code of 1986, as amended, the applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practices in effect on the date of this Information Statement. This discussion is for general information only and does not discuss consequences that may apply to special classes of taxpayers (e.g., non-resident aliens, broker-dealers, or insurance companies). Stockholders are urged to consult their own tax advisors to determine the particular consequences to them.

The receipt of the common stock following the effective date of the reverse stock split, including whole shares issued in lieu of fractional shares, solely in exchange for the common stock held prior to the reverse stock split will not generally result in a recognition of gain or loss to the stockholders. The adjusted tax basis of a stockholder in the common stock received after the reverse stock split will be the same as the adjusted tax basis of the common stock held prior to the reverse stock split exchanged therefore, and the holding period of the common stock received after the reverse stock split will include the holding period of the common stock held prior to the reverse stock split exchanged therefore. No gain or loss will be recognized by the Company as a result of the reverse stock split.

Appraisal Rights

No appraisal rights are available under the Delaware Corporate Code or under our Certificate of Incorporation or by-laws to any stockholder who dissents from the proposal to approve the amendment to the certificate of incorporation to effect the reverse stock split.

                                 PROPOSAL NO. 3
                            CHANGE OF CORPORATE NAME

On April 5, 2004, our Board of Directors voted to ratify, approve and accept the authorization of an amendment to the Certificate of Incorporation to change the name of the Company on or before December 31, 2004, to a name to be selected by the Board of Directors in its discretion. The majority shareholders of the Company have consented in writing to this action. Authorizing the Board of Directors to amend our Certificate of Incorporation to change the Company's name without additional approval from the shareholders would be in the best interest of the Company and its stockholders since the Company would not have to incur the costs of holding a special meeting or of soliciting proxies or consents from additional stockholders in connection with such an action.

Approval and adoption of an amendment to the Certificate of Incorporation to change the Company's name will have no immediate effect on the shareholders of the Company either presently or at the time of change. No substitution of stock certificates will be required on the part of the existing stockholders of the Company at such time. A name change will also result in a change of our trading symbol which will be designated by the National Association of Securities Dealers ("NASD") at the appropriate time. Additionally, a new CUSIP number will be issued by the CUSIP Service Bureau after such change.

                             ADDITIONAL INFORMATION

Additional information concerning the Company, may be obtained by written request addressed to SK Technologies Corporation, 500 Australian Ave. S., Suite 619, West Palm Beach, FL 33401.

By order of the Board of Directors of:

                           SK Technologies Corporation

                               /s/ F. Peter Brewer
                            -------------------------------------------
                            F. Peter Brewer, Sole Officer and Director